As filed with the Securities and Exchange Commission on October 25, 2007

No. 333-146157

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

__________________

Mobile Services Group, Inc.	Delaware	7359	04-3648175
Mobile Storage Group, Inc.	Delaware	7359	20-0751031
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Subsidiary Guarantors listed on Schedule A hereto

__________________

700 North Brand Boulevard, Suite 1000
Glendale, California 91203
(818) 253-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Douglas A. Waugaman
President and Chief Executive Officer
Mobile Services Group, Inc.
700 North Brand Boulevard, Suite 1000
Glendale, California 91203
(818) 253-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Christopher A. Wilson, Esq.	Joshua N. Korff, Esq.
General Counsel	Kirkland & Ellis LLP
Mobile Services Group, Inc.	153 East 53rd Street
700 North Brand Boulevard, Suite 1000	New York, New York 10022
Glendale, California 91203	(212) 446-4800
(818) 253-3200

__________________

Approximate date of commencement of proposed sale to the public. The exchange will occur as soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.      ☐

          If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Schedule A

	State or Other	Primary Standard
	Jurisdiction of	Industrial
Exact Name of Registrant as	Incorporation	Classification	I.R.S. Employer
Specified in its Charter	or Organization	Code Number	Identification No.	Principal Executive Offices

A Better Mobile Storage	California	7359	72-1536506	700 North Brand Boulevard
Company				Suite 1000
Glendale, California 91203
(818) 253-3200

Mobile Storage Group	Texas	7359	68-0523782	700 North Brand Boulevard
(Texas), L.P.				Suite 1000
Glendale, California 91203
(818) 253-3200

Name, address, including zip code, and telephone number, including area code, of agent for service:

Christopher A. Wilson
General Counsel
Mobile Services Group, Inc.
700 North Brand Boulevard Suite 1000
Glendale, California 91203
(818) 253-3200

EXPLANATORY NOTE

          This Amendment No.1 to the Registration Statement on Form S-4 (File No. 333-146157) of Mobile Services Group, Inc. and Mobile Storage Group, Inc. is being filed solely for the purpose of filing the non-redacted versions of Exhibits 10.27 and 10.28, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, Part I is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Mobile Services and Mobile Storage are corporations organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

          Mobile Services’ Restated Certificate of Incorporation includes provisions eliminating the personal liabilities of its directors for money damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware Statute. It also contains provisions requiring Mobile Services to indemnify its present and former directors and officers to the fullest extent permitted by law, but Mobile Services is not obliged to indemnify any director or officer in connection with a proceeding initiated by such director or officer and which is other than to enforce the right to indemnification.

          Mobile Storage’s Certificate of Incorporation includes provisions eliminating the personal liability of its directors for money damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Statute.

          The by-laws, as amended, of Mobile Services and by-laws of Mobile Storage each provide for indemnification of their respective officers, directors, employees and agents to the fullest extent permitted by the Delaware statute against any expense (including attorney’s fees), judgments, fine, and amount paid by him or her in connection with his or her status as officer, director, employee or agent, provided that no person shall be entitled to indemnification in respect of any claim in which they have been found to be liable to their respective corporation unless, and only to the extent that, the court in which such action is brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification.

          Under separate indemnification agreements entered into with each of director and executive officer of Mobile Services and Mobile Storage, such directors and executive officers will have contractual rights to indemnification, and expense advance and reimbursement, to the fullest extent permitted under applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits.
See Exhibit Index.
(b)	Financial Statement Schedules.

          Schedule II - Valuation and Qualifying Accounts was previously filed. All other schedules have been omitted because they are not applicable or because the required information is shown in the consolidated financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

          The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mobile Services Group, Inc. has duly caused this Amendment No.1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on October 25, 2007.

MOBILE SERVICES GROUP, INC.

By:	/s/ Douglas Waugaman
Name: Douglas Waugaman
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No 1 to this registration statement has been signed below by the following persons on behalf of Mobile Services Group, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Waugaman		October 25, 2007
Douglas Waugaman	President, Chief Executive Officer and Director
(Principal Executive Officer)

*		October 25, 2007
Allan Villegas	Chief Financial Officer
(Principal Financial and Accounting Officer)

*		October 25, 2007
Sanjay Swani	Chairman of the Board of Directors

*		October 25, 2007
Anthony de Nicola	Director

*		October 25, 2007
Michael Donovan	Director

*		October 25, 2007
James Martell	Director

*		October 25, 2007
James Robertson	Director

*		October 25, 2007
Ronald Valenta	Director

*By:	/s/ Douglas Waugaman
As attorney in fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mobile Storage Group, Inc. has duly caused this Amendment No.1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on October 25, 2007.

MOBILE STORAGE GROUP, INC.

By:	/s/ Douglas Waugaman
Name: Douglas Waugaman
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No.1 to this registration statement has been signed below by the following persons on behalf of Mobile Storage Group, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Waugaman		October 25, 2007
Douglas Waugaman	President, Chief Executive Officer and Director
(Principal Executive Officer)

*		October 25, 2007
Allan Villegas	Chief Financial Officer
(Principal Financial and Accounting Officer)

*		October 25, 2007
Sanjay Swani	Chairman of the Board of Directors

*		October 25, 2007
Anthony de Nicola	Director

*		October 25, 2007
Michael Donovan	Director

*		October 25, 2007
James Martell	Director

*		October 25, 2007
James Robertson	Director

*		October 25, 2007
Ronald Valenta	Director

*By	/s/ Douglas Waugaman
As attorney in fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, A Better Mobile Storage Company has duly caused Amendment No.1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on October 25, 2007.

A BETTER MOBILE STORAGE COMPANY

By:	/s/ Douglas Waugaman
Name: Douglas Waugaman
Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No.1 to this registration statement has been signed below by the following persons on behalf of A Better Mobile Storage Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Waugaman		October 25, 2007
Douglas Waugaman	President and Chief Executive Officer

*		October 25, 2007
Allan Villegas	Chief Financial Officer

*		October 25, 2007
Christopher Wilson	General Counsel and Assistant Secretary

*		October 25, 2007
Michael Donovan	Director

*		October 25, 2007
Sanjay Swani	Chairman of the Board

*By	/s/ Douglas Waugaman
As attorney in fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mobile Storage Group (Texas) L.P. has duly caused Amendment No.1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, California, on October 25, 2007.

MOBILE STORAGE GROUP (TEXAS) L.P.

By:	/s/ Douglas Waugaman
Name: Douglas Waugaman
Title: Partner

     Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No.1 to this registration statement has been signed below by the following persons on behalf of Mobile Storage Group (Texas) L.P. and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Waugaman		October 25, 2007
Douglas Waugaman	Partner

/s/ Allan Villegas		October 25, 2007
Allan Villegas	Partner

/s/ Christopher Wilson		October 25, 2007
Christopher Wilson	Partner

EXHIBIT INDEX

Exhibit No.	Description

* 2.1	Agreement and Plan of Merger, dated May 24, 2006, by and among MSG WC Holdings Corp. , MSG WC Acquisition Corp. , Mobile Services Group, Inc. and target stockholder representative.

* 2.2	Amendment to Agreement and Plan of Merger, dated June 7, 2006, by and among MSG WC Holdings Corp. , MSG WC Acquisition Corp. , Mobile Services Group, Inc. and target stockholder representative.

* 3.1	Restated Certificate of Incorporation of Mobile Services Group, Inc.

* 3.2	By-laws of Mobile Services Group, Inc.

* 3.3	Amendment to By-laws of Mobile Services Group, Inc.

* 3.4	Certificate of Incorporation of Mobile Storage Group, Inc.

* 3.5	By-laws of Mobile Storage Group, Inc.

* 3.6	Articles of Incorporation of A Better Mobile Storage Company

* 3.7	By-laws of A Better Mobile Storage Company

* 3.8	Certificate of Limited Partnership of Mobile Storage Group (Texas), L. P.

* 3.9	Amended and Restated Limited Partnership Agreement of Mobile Storage Group (Texas), L. P.

* 4.1	Indenture, dated August 1, 2006, by and among Mobile Services Group, Inc. , Mobile Storage Group, Inc. , subsidiary guarantors named therein and Wells Fargo Bank, N. A.

* 4.2	Contractual Rights Agreement, dated August 1, 2006, by and among Foxkirk, LLC and WCAS Capital Partners IV, L. P.

* 4.3	Registration Rights Agreement, dated August 1, 2006, by and among Mobile Services Group, Inc. , Mobile Storage Group, Inc. , guarantors named therein, Lehman Brothers Inc. , Goldman, Sachs & Co. and Wachovia Capital Markets, LLC.

* 4.4	Note Purchase Agreement, dated August 1, 2006, by and among MSG WC Holdings Corp. and the purchasers named therein.

* 4.5	Stockholders Agreement, dated August 1, 2006, by and among MSG WC Holdings Corp, Welsh, Carson, Anderson & Stowe X, L. P. , WCAS Capital Partners IV, L. P. , WCAS Management Corporation, de Nicola Holdings, L. P. , certain co-investors and certain management stockholders.

* 5.1	Opinion of Kirkland & Ellis LLP.

* 10.1	Amended and Restated Credit Agreement, dated December 30, 2005, by and among the Lenders, Bank of America, N. A. , Mobile Storage Group, Inc. , Mobile Services Group, Inc. and Banc of America Securities, LLC.

* 10.2	Amended and Restated UK Credit Agreement, dated December 30, 2005, by and among the UK Lenders, Bank of America, N. A. , Mobile Storage Group, Inc. , Mobile Services Group, Inc. and Banc of America Securities, LLC.

* 10.3	Credit Agreement, dated August 1, 2006, by and among the Lenders, The CIT Group/Business Credit, Inc. , Mobile Storage Group, Inc. , Mobile Services Group, Inc. , MSG WC Holdings Corp. , MSG WC Intermediary Co. , CIT Capital Securities LLC, Lehman Brothers Inc. , Wachovia Capital Finance Corporation (Western), Merrill Lynch Capital Corporation and Textron Financial Corporation.

* 10.4	UK Credit Agreement, dated August 1, 2006, by and among the Lenders, The CIT Group/Business Credit, Inc. , Mobile Storage Group, Inc. , Mobile Services Group, Inc. , MSG WC Holdings Corp. , MSG WC Intermediary Co. , Ravenstock MSG Limited, CIT Capital Securities LLC, Lehman Brothers Inc. , Wachovia Capital Finance Corporation (Western), Merrill Lynch Capital Corporation and Textron Financial Corporation.

* 10.5	Office Lease Agreement between EOP-700 North Brand, L. L. C. and Mobile Storage Group, Inc.

* 10.6	MSG WC Holdings Corp. 2006 Stock Option Plan.[1]

* 10.7	MSG WC Holdings Corp. 2006 Stock Incentive Plan.[1]

* 10.8	MSG WC Holdings Corp. 2006 Employee Stock Option Plan.[1]

* 10.9	Amended and Restated Employment Agreement, dated August 1, 2006, by and among Douglas A. Waugaman, Mobile Storage Group, Inc.
and MSG WC Holdings Corp.[1]

* 10.10	Employment Agreement, dated October 4, 2005, by and among Allan A. Villegas and Mobile Storage Group, Inc. [1]

* 10.11	Employment Agreement, dated November 9, 2005, by and among Christopher A. Wilson and Mobile Storage Group, Inc.[1]

* 10.12	Employment Agreement, dated August 19, 2004, by and among William Armstead and Mobile Storage Group, Inc. [1]

* 10.13	Employment Agreement, dated January 13, 2004, by and among Jody E. Miller and Mobile Storage Group, Inc.[1]

* 10.14	Employment Agreement, dated February 12, 2006, by and among Gilbert Gomez and Mobile Storage Group, Inc.[1]

* 10.15	Employment Agreement, dated June 1, 2004, by and among Lynn Courville and Mobile Storage Group, Inc.[1]

* 10.16	Amended and Restated Employment Agreement, dated November 7, 2006, by and among Jeffrey E. Vaughn, Mobile Storage Group, Inc.
and MSG WC Holdings Corp.[1]

* 10.17	Employment Agreement, dated July 17, 2007, by and among Ron Halchishak, Mobile Storage Group, Inc. and Mobile Services Group, Inc.[1]

* 10.18	Offer Letter, dated October 15, 2004, from Mobile Storage Group, Inc. to Jeffrey A. Kluckman.[1]

* 10.19	Statement of Particulars of Employment of Ronald Halchishak with Ravenstock MSG Ltd, dated July 17, 2007

* 10.20	Management Services Agreement, dated August 1, 2006, by and among Mobile Services Group, Inc., MSG WC Holdings Corp. and WCAS Management Corporation.

* 10.21	Indemnification Agreement, dated May 10, 2006, by and among Mobile Storage Group, Inc., Mobile Services Group, Inc. and Christopher A. Wilson.

* 10.22	Indemnification Agreement, dated May 10, 2006, by and among Mobile Storage Group, Inc., Mobile Services Group, Inc. and Allan A. Villegas.

* 10.23	Indemnification Agreement, dated May 10, 2006, by and among Mobile Storage Group, Inc., Mobile Services Group, Inc. and Douglas A. Waugaman.

* 10.24	Board Retention and Consulting Agreement, dated January 31, 2007, by and among Mobile Storage Group, Inc., MSG WC Holdings Corp. and Ronald F. Valenta.

* 10.25	Board Retention and Consulting Agreement, dated August 28, 2006, by and among Mobile Storage Group, Inc., MSG WC Holdings Corp. and Jim Martell.

* 10.26	Consulting Agreement, dated May 1, 2003, by and among Mobile Storage Group, Inc. and Ronald F. Valenta.[1]

** 10.27	Mobile Storage Group, Inc. 2007 Corporate Incentive Plan Executive Plan.

** 10.28	2007 U.K. Special Incentive Plan.

* 12.1	Statement re Calculation of Ratio of Earnings to Fixed Charges.

* 21.1	Subsidiaries of Registrants.

** 23.1	Consent of Independent Registered Public Accounting Firm.

* 23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

* 24.1	Powers of Attorney (included in signature pages).

* 25.1	Statement of Eligibility of Trustee.

* 99.1	Letter of Transmittal.

1    Denotes management contract or compensatory plan or arrangement.

*   previously filed.

**Filed herewith.